SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 30, 2011 (March 29, 2011)
Tri-Valley Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-31852	94-1585250
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4550 California Blvd., Suite 600
Bakersfield, California 93309
(Address of principal executive office)

Issuer's telephone number:  661-864-0500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[  ]        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 29, 2011, the Board of Directors of Tri-Valley Corporation (the “Company”) amended and restated the Company’s bylaws to, among other things:

●
Clarify the notice requirements with which stockholders must comply in order to exercise their right to call a special meeting of stockholders, including the content and representations that must be provided by such stockholders in connection with their special meeting requests.  The request in writing of stockholders owning a majority in amount of the capital stock of the Company issued and outstanding remains the requisite stockholder ownership threshold to be eligible to call a special meeting.

●
Establish advance notice procedures with respect to (i) a stockholder’s nomination of a candidate for election as director and (ii) any other business proposed to be brought before the meeting, the failure to comply with which would allow the Company to determine that such nomination shall be disregarded and/or that such proposed business shall be disregarded for having failed to have been properly brought before the meeting.

●
Expand the director qualification requirements to include, among other things, a written representation and agreement from such nominee that such person (i) is not and will not become a party to any voting agreement with respect to how such director will vote that has not been otherwise disclosed to the Company, or that could limit or interfere with such person’s ability to comply with applicable fiduciary duties; and (ii) is not nor will become a party to any agreement (other than with the Company) that provides the director with compensation, reimbursement or indemnification in connection with such director’s service on the Company’s Board of Directors;

●	Provide for the issuance of uncertificated shares of stock; and

●
Provide that the affirmative vote of the holders of at least 66 2/3% of the Company’s voting stock then outstanding is required to amend certain provisions of the bylaws relating to the calling of special meetings of stockholders, advance notice procedures, the required vote to elect directors, the number and term of the Company’s directors, the filling of board vacancies, and the indemnification of officers and directors of the Company.

The above summary does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Bylaws, which are attached as Exhibit 3.1 to this Current Report and incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibit

3.1	Amended and Restated Bylaws, effective as of March 29, 2011

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRI-VALLEY CORPORATION

Date: March 30, 2011	/s/ Maston N. Cunningham
Maston N. Cunningham, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

3.1	Amended and Restated Bylaws, effective as of March 29, 2011